INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We hereby consent to the incorporation by reference in this annual Report on Form 10-K of Kibush Capital Corporation for the year ended September 30, 2019 and 2018 of our reports dated March 16, 2020 and February 8, respectively, included in its Registration Statement on Form S-1 Post Effective Amendment No.2 dated July 27, 2019 relating to the financial statements and financial statement schedules for the two years ended September 30, 2019 listed in the accompanying index.

ShineWing Australia

ShineWing Australia
Chartered Accountants

Melbourne, Australia
September 2, 2020